                                                                    EXHIBIT 10.9

                         STANDARD FORM OF OFFICE LEASE
                         -----------------------------

          AGREEMENT OF LEASE, made as of this 24th day of March, 1999 between 67
                                                                              --
BROAD STREET LLC, a New York limited liability company, having an office at 152
----------------
West 57th Street, 60th Floor, New York, New York, party of the first part, hereinafter referred to as LANDLORD, and DIGITAL BROADCAST NETWORK CORPORATION,
                                         -------------------------------------
a Missouri corporation having an office at 977 Charter Commons, Chesterfield, Missouri 63017, qualified to transact business in New York State, party of the second part, hereinafter referred to as TENANT.

          WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the entire 6/th/ floor and portion of the 5/th/ floor as shown on the floor plans annexed hereto and made a part hereof as Exhibit A (the "Demised Premises" or "demised premises", whether capitalized or not) in the building known as 67 a/k/a 75 Broad Street in the Borough of Manhattan, City of New York (the "Building" or "Building", whether capitalized or not), for the term of approximately fifteen (15) years and seven (7) months (or until such term shall sooner cease and expire as hereinafter provided) to commence as provided in
Article 52 (the "Commencement Date") and shall expire nevertheless on the last day of the 187/th/ calendar month following the Commencement Date (the "Expiration Date"), both dates inclusive, at annual rental rates, as provided in the Rent Schedule annexed hereto and made a part hereof as Exhibit B (the "fixed rent" or "Fixed Rent" or "Fixed Annual Rent," whether capitalized or not), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off, counterclaim or deduction whatsoever unless expressly provided for in this lease. The first (1st) monthly installment of fixed rent shall be paid upon execution of this Lease by Tenant.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

          1. Rent. Tenant shall pay the rent as above and as hereinafter provided.

          2. Occupancy. Tenant shall use and occupy the Demised Premises for telecommunications and other communications equipment (Including, but not limited to, switching gear) and executive, general, and administrative offices, and for all lawful incidental or ancillary uses in connection with the foregoing, and for no other purpose.

          3. Alterations: Tenant shall make no structural changes in or to the Demised Premises of any nature without Landlord's prior written consent provided, however, that Tenant shall be permitted without the prior written consent of Landlord to make non-structural alterations to the Demised Premises, the cost of which, individually, do not exceed, $25,000.00 and which, when taken in any one-year period, do not exceed $75,000.00 in the aggregate, provided that such alterations do not adversely affect the exterior or interior of the Building, the Certificate of Occupancy of the Building, or the structure or working systems of the Building or adversely affect other Building tenants. Furthermore, as to any non-structural alterations which exceed the initial amounts or any adjusted amounts, Tenant shall not perform such non-structural alterations without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. It is understood by the parties that Landlord shall be deemed to approve any request for consent by Tenant under this Article 3 if Landlord fails to give Tenant written notice approving, denying or requesting additional information within twenty (20) days from the date Tenant has submitted plans to Landlord. Notwithstanding the foregoing, Tenant may, at its sole cost, install floor coverings, objects of art, wall and ceiling coverings, paneling, building standard window blinds and trims regardless of cost without Landlord's consent. Also notwithstanding
Article 3, Tenant shall have no obligation to remove from the Demises Premises any fixtures, paneling, partitions, railings or like installations, solely to the extent installed by Landlord.

               With regards to Tenant's initial work, the plans and specifications in respect of which shall be responded to in writing by Landlord within ten (10) business days after Tenant submits a request for approval of the same to Landlord. If Landlord shall not respond to Tenant's requested approval of its plans and specifications within such ten (10) business day period, then Landlord shall be deemed to have approved such plans and specifications. Notwithstanding the foregoing, Tenant must use Landlord's base building contractor for any electrical work in and to or from any base building electrical service rooms, provided Landlord's contractor provides its service at competitive market rates and quality. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Landlord hereby agrees, at no cost and expense to it, to cooperate reasonably with Tenant and agrees to execute all documents necessary for the procuring of any governmental consents, permits, etc. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. If any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives written notice of the filing thereof at Tenant's expense, by either payment, the posting of a statutory bond required by law or otherwise (e.g., by summary judgment for a facial irregularity). Notwithstanding the foregoing, Tenant may remove any of the fixtures and equipment delineated on Exhibit E provided it repairs any damage occasioned by said removal. The foregoing notwithstanding Landlord reserves the right at any time sixty (60) days prior to the Expiration Date to require Tenant to remove any non-Building Standard installations. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of any fixtures, office furniture, equipment and like installations, installed in the Demised Premises from time to time by Tenant, but upon removal of any such furniture, fixtures and equipment from the Demised Premises or upon removal of other installations as may be permitted hereunder, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to the installation, ordinary wear and tear, obsolescence and damage by casualty, pursuant to Article 9, excepted, and repair any damage to the Demised Premises or the Building due to such removal.

          With respect to any proposed work, Tenant shall, submit (a) "load letter" evidencing Tenant's proposed floor and electrical loads and (b) final "as built" plans.

          4. Repairs: Landlord shall maintain and repair the exterior of the Building and the structural portions of the Building, and all Building systems servicing the Demised Premises including the structural portions of the Demised Premises, provided such repair is not occasioned by Tenant's negligence or its alterations; and the public portions of the Building and all Building systems servicing the Demised Premises, (including, but not limited to, all plumbing, electrical, heating and ventilating systems but expressly not Tenant's internal system pursuant to Article 54 hereof). In addition to the foregoing, Landlord shall maintain and keep in working condition and repair, only if supplied or installed by Landlord, the radiators, central air conditioning equipment and ducting, electrical conduit and risers, lighting fixtures, water columns and pipes, serving the Demised Premises, provided such need for repair is not caused by Tenant, its agents, employees or contractors. Tenant shall, throughout the term of this lease, take good care of the Demised Premises including the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees. In no event shall Tenant be obligated to make any repairs (structural or non-structural) or replacements necessitated by, or to repair damage due, in whole or in part, to any act, omission or negligence of Landlord or Landlord's agents, employees, invitees, licensees, servants and contractors. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the condition existing prior to the damage, ordinary wear and tear, obsolescence and damage by casualty excepted. If Tenant fails, after ten (10) days written notice from Landlord, to proceed with due diligence to make repairs required to be made by Tenant under this Article 4, the same may be made by the Landlord at the expense of Tenant, and the actual reasonable expenses thereof incurred by Landlord shall be collectible, as additional rent within thirty (30) days, after rendition of a bill or statement therefor. If the Demised Premises be or become infested with vermin by reason of Tenant's actions or omissions, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in the Demised Premises for which Landlord may be responsible hereunder (including but not limited to plumbing, heating system or electrical lines located in the Demised Premises). Notwithstanding the foregoing, Tenant's failure to give such notice to Landlord shall not be deemed a waiver by Tenant or Tenant's rights or a discharge of Landlord's obligations hereunder (provided Tenant gives notice of the same within the three (3) month period immediately following the occurrence of the defective condition). Landlord shall, at its sole cost and expense, remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which
Article 9 shall apply.

          Landlord agrees to substantially complete the following common area or public portion upgrades within six (6) months from the date of execution of this
Lease:

               1. Lobby - Periodic restoration of marble floors, wall and ceiling murals; installation of a "Dignified First Class" lobby kiosk directory;

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               2.   Bathrooms - All existing bathrooms to be periodically
                    renovated.

               3. Elevator Cabs - Remodeled "State of the Art" controls and new elevator cabs.

               4. Risers - Building will be providing a secure riser management system. Riser space is available as per building's rate schedule (as outlined in the Generator Article of this lease). There shall be no charge for Tenant to run conduit between Tenant's contiguous floors as long as it is within the space occupied by Tenant, i.e. within the Demised Premises; and

               5.   Upgrade Class "E" System.


          5. Window Cleaning: Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other
                                           ---------------------------
applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

          6. Requirements of Law, Fire Insurance, Floor Loads: Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, as a direct consequence of Tenant's specific manner of use thereof (including any Tenant alterations), or, with respect to the Building, if as a direct consequence of Tenant's acts or omissions in connection with its specific manner of use of the Demised Premises or the Building (other than the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. In no event shall Tenant be required to make any structural repairs to the Demised Premises in order to comply with laws, unless the necessity for same shall be due to Tenant's negligence or willful misconduct or its specific manner of use including Tenant's alterations. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect immediately prior to the commencement of Tenant's occupancy, following thirty (30) days notice to Tenant, accompanied by adequate evidence of such increase in fire rates attributable solely to Tenant's use or misuse hereunder. If by reason of such failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, provided that Landlord shall have given Tenant thirty (30) days prior written notice that such failure would cause the rate of fire insurance for the Building to increase. In any action or proceeding wherein Landlord and Tenant are parties, a schedule of "make-up" or rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange or a body making fire insurance rates applicable to said Demised Premises, shall be prima facie evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law provided, however, that Landlord shall have previously delivered to Tenant a copy of the present Certificate of Occupancy for the Building or otherwise notified Tenant in writing as to the permitted floor loads of the Demised Premises. Tenant's equipment shall not exceed the floor load, which floor load is shown on the annexed Certificate of Occupancy. Tenant agrees that if as a result of the Tenant's use of the Demised Premises the Tenant becomes obligated to pay for any increases in the Landlord's fire insurance premiums pursuant to the provisions of Article 6 of this Lease and provided that similar action or usage of other tenants in the Building have caused (or contributed to) an increase in Landlord's fire insurance premiums, Tenant shall only be responsible for its proportionate share of such increase.

               Landlord represents that the use permitted under Article 2 of this Lease and equipment to be installed and/or operated by Tenant in the Demised Premises will not invalidate (or be in

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conflict with) any insurance policy carried by Landlord on the date of this
Lease, nor cause an increase in premium under any such insurance policy.

          7. Subordination: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises form a part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

               Landlord agrees that it shall use best efforts (at no cost or expense to Landlord) to obtain and deliver to Tenant, as to the existing mortgage covering the real property of which the Demised Premises form a part, and/or any renewal, modification, consolidation, replacement and extension of the existing mortgage, non-disturbance agreements in recordable form (or such agreement shall be contained in such mortgage or any renewal, modification, consolidation, extension or replacement thereof) from the holder of any such existing mortgage, providing in substance that provided Tenant shall have entered into possession and occupancy of the Demised Premises and commenced payment of fixed rent and additional rent hereunder, and so long as Tenant is not in default in its obligations for the payment of fixed rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this Lease beyond applicable notice and cure periods, its possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings brought for the recovery of possession, it being hereby covenanted and agreed to by Tenant that the holder of any existing such mortgage, or anyone claiming by, through or under said holder shall not be: (a) liable for any act or omission for any prior landlord (including Landlord), (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (c) bound by any fixed rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or (d) bound by any modification of this Lease made without the consent of such mortgagee.

               The inability of Landlord to obtain such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease. Tenant agrees to (i) execute and deliver to such mortgagee a nondisturbance and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith, including legal expenses.

               Landlord agrees that it shall obtain and deliver to Tenant, as to all future mortgages hereafter made covering the real property of which the Demised Premises form a part, and/or any renewal, modification, consolidation, replacement and extension of such future mortgage, non-disturbance agreements in recordable form (or such agreement shall be contained in such future mortgage or any renewal, modification, consolidation, extension or replacement thereof) from the holder of any such mortgage, providing in substance that provided Tenant is not in default in its obligations for the payment of fixed rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this Lease beyond applicable notice and cure periods, its possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings brought for the recovery of possession, it being hereby covenanted and agreed to by Tenant that the holder of any such mortgage, or anyone claiming by, through or under said holder shall not be:

     (a) liable for any act or omission for any prior landlord (including Landlord), or

     (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or

     (c) bound by any fixed rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or

     (d) bound by any modification of this Lease made without the consent of such mortgagee.

          8. Property - Loss, Damage, Reimbursement, Indemnity: Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or wilful acts of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor any abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an actual or constructive eviction. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Landlord shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Landlord, Landlord's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees.

          Notwithstanding anything contained hereinabove to the contrary, each party hereby releases the other party (which term as used in this paragraph includes the employees, agents, shareholders, officers and directors of the other party) from all liability whether for negligence or otherwise, in connection with any loss covered by any insurance policies which the releasor carries with respect to the Demised Premises or any interest or property therein or, thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies, aforesaid, will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, each party shall advise the other thereof of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

          9. Destruction, Fire and Other Casualty: (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable for Tenant's purposes as permitted pursuant to Article 2 by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent and additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the portion of the Demised Premises which is usable, (c) If the Demised Premises are totally damaged or rendered wholly unusable for Tenant's purposes as permitted pursuant to Article 2 by fire or other casualty, then the rent and additional rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly unusable for Tenant's purposes as permitted pursuant to Article 2 or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any such events, Landlord may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to reasonable delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume upon the earlier to occur of (x) Tenant's resuming full use and occupancy of the Demised Premises, or (y) twenty (20) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and or furnishing or any fixtures or equipment, improvements, or appurtenances removable by

Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article
           -----------------
shall govern and control in lieu thereof.

               If the building or the Demised Premises shall be so damaged by fire or other casualty so as to interfere substantially with the use of or access to the Demised Premises by Tenant, or it shall have been mutually determined by Landlord and Tenant, no later than thirty (30) days from the occurrence of the event, that such damage cannot be repaired within four (4) months from the date of the occurrence of the event then Tenant shall have the right, by giving written notice to Landlord to such effect within fifteen (15) days after it has been determined that the damage can not be restored or repaired within the aforesaid period, to terminate this Lease and its obligations hereunder, in which event the fixed rent and additional rent shall be prorated to the date of the occurrence of such damage. If Tenant shall fail to serve such notice as aforesaid, then this Lease shall continue in full force and effect subject, however, to Landlord's right of termination as set forth in this Article 9.

          10. Eminent Domain: If the whole or more than fifty (50%) percent of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, or in the event of any condemnation in respect of the Building which renders the Demised Premises wholly untenantable, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

               Nothing contained in Article 10 hereof shall prohibit Tenant from making a separate claim with the condemning authority for (a) the value of property owned by Tenant, (b) any moving expenses incurred by Tenant as a result of such condemnation and (c) any other separate claim which Tenant may hereafter be permitted to make provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award.

          11. Assignment, Mortgage, Etc.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) in each instance except as otherwise set forth in Article 42. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment of this lease except as set forth in Article 42. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in anyway be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

               12.  Electric Current: See Article 46.

               13. Access to Premises: Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times upon reasonable advance notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised Premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Except in emergency cases, Landlord will not enter or access the sixth (6/th/) floor of the Building and/or the mechanical areas servicing the Demised Premises without a representative of Tenant present. Landlord shall perform any work using all reasonable efforts to minimize interference and interruption with Tenant's occupancy and the conduct of its business in the Demised Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided, that (a) such pipes and conduits are concealed in the walls, floors, columns or ceiling of the executive and administrative portions of the Demised Premises if practical and/or legal, (b) the work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises (c) damage the appearance of the Demised Premises or (d) materially and adversely affect the layout of the Demises Premises. Landlord at its sole cost and expense, shall promptly repair any damage caused by any such work. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises, provided Landlord does not unreasonably interfere with Tenant's use and occupancy of the Demised Premises without the same constituting an actual or constructive eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Demised Premises at reasonable hours upon reasonable advance notice to Tenant for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and upon reasonable advance notice to Tenant during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) months period, place upon the Building the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same by master key or forcibly in an event of an emergency only and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder, except that Tenant shall have no obligations to repair or restore any portion of the Demised Premises which Landlord alters, decorates or renovates. Notwithstanding anything to the contrary contained in Article 13, the Rider hereto or any other provision contained in this Lease, Landlord acknowledges that it shall not have the right to enter into (w) any portion of the Demised Premises designated on Exhibit A as the "Shared Area"; (x) any other portion of the Demised Premises designated on Exhibit A as a "Secure Area" or hereinafter designated as such by Tenant in writing for any reason whatsoever; (y) the sixth (6/th/) floor or any part of the Demised Premises in which a "data center" is located; and (z) any mechanical areas servicing the Demised Premises (collectively, the "Restricted Area"), without the prior consent of Tenant in each instance, except in the case of an emergency.

          14. Vault, Vault Space, Area: No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed an actual or constructive eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid Tenant, if used by Tenant, whether or not specifically leased hereunder.

          15. Occupancy: Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building. Tenant has inspected the Demised Premises and accepts them as is, subject to any Riders annexed hereto with respect to Landlord's Work, if any. In any event, Landlord makes no representation as to the condition of the Demised Premises and Tenant agrees to accept the same subject to violations, whether or not of record. To the best of Landlord's knowledge, there are no health, safety or fire law violations affecting the Demised Premises and that the Demised Premises will be delivered in compliance with all local laws other than local laws whose compliance with is conditioned upon Tenant completing its initial work. Landlord represents and warrants to Tenant that the existing Certificate of Occupancy for the Building is in full force and effect, and is annexed hereto and made a part hereof as Exhibit D.

          16. Bankruptcy: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, which, in the case of an involuntary bankruptcy, is not dismissed or stayed within ninety (90) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

               (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of ten percent (10%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          17. Default: A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); then, in any one or more of such events, upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written ten
(10) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said ten (10) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

     B. If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if after ten (10) days written notice from Landlord Tenant shall make default in the payment of any item of rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events, Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

          18. Remedies of Landlord and Waiver of Redemption: In case of any such default, expiration and/or dispossess by summary proceedings or otherwise,
(a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, in the name of Landlord, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant then customary and reasonable concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages hereunder, subject to Landlord's obligations to mitigate damages under New York law, if any. Landlord shall, if required by law, use good faith efforts to (i) relet the Demised Premises at fair market rents and (ii) upon sub-reletting, to collect all rents due thereunder and to otherwise mitigate its damages hereunder. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for subject to Landlord's re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole reasonable judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting subject to Landlord's obligation to mitigate damages, if any, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord and Tenant shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord or Tenant from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

          19. Fees and Expenses: If Tenant shall default beyond applicable notice and cure periods in the observance or performance of any term or covenant on Tenants part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately in the case of an emergency or at any time after ten (10) days written notice perform the obligations of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any reasonable obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings and Landlord prevails, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within twenty (20) days after rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

          20.  Building Alterations and Management: Subject to the provisions of
Article 13 above, and more particularly, the restrictions set forth therein in respect of Restricted Areas, Landlord shall have the right at any time, upon reasonable notice to Tenant, without the same constituting an eviction and without incurring liability to Tenant therefor to run pipes and conduits through the Demised Premises and other building areas, make other repairs and to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known, provided that any such changes do not in no more than a de-minimis manner change the location and size of the Demised Premises, or in no more than a de-minimis manner interfere with ingress and egress to and from the Demised Premises or Tenant's use and occupancy thereof. Landlord shall endeavor to perform such repairs and relocations in the walls, columns and ceilings or below finished surfaces. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not make any repairs to the Restricted Areas without prior written approval of Tenant's engineers, except in the case of an emergency. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenants making any repairs in the Building or any such alterations, additions and improvements provided such work does not in more than a deminimus manner interfere with Tenant's use and occupancy of the Demised Premises. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of any controls of the manner of access to the Building by Tenant's invitees as the Landlord may deem necessary for the security of the Building and its occupants.

          21. No Representations by Landlord: Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building (except for the completion of Landlord's Work, as hereinafter defined), the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          22. End of Term: Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the Demised Premises. Tenant's obligation to observe or perform its covenant shall survive the expiration or other termination of its lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

          23. Quiet Enjoyment: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease.

          24. Failure to Give Possession: If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability, except as provided below, for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any manner to extend the term of this lease, but the rent payable hereunder shall be abated until after Landlord shall have given Tenant notice that the Demised Premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy any space in the Building other than the Demised Premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real
                                                            -------------
Property Law.
------------

               Notwithstanding the foregoing provisions of this Lease, in the event that Landlord fails to deliver possession of the Demised Premises with Landlord's Work substantially complete on or prior to the date which is forty five (45) days from the date of lease execution, Tenant shall be entitled to an additional day for day abatement of fixed rent for each day past forty five (45) days that Landlord's Work is not substantially complete. Tenant may have access to the Demised Premises during performance of Landlord's Work and each party and their contractors shall cooperate with each other so as to minimize interference with Landlord's Work and Tenant's Work respectively.

               Notwithstanding the foregoing provisions of this Lease, in the event that Landlord fails to deliver possession of the Demised Premises with Landlord's Work substantially complete (as defined below) on or prior to the date which is six (6) months from the date of execution of this Lease, Tenant shall have the right to terminate this Lease within the following ten (10) business days by giving notice thereof to Landlord. Upon receipt of such notice by Landlord, all liability between the parties hereto shall be extinguished, except that Landlord shall return to Tenant any monies deposited with Landlord pursuant to this Lease. The foregoing right of termination shall be Tenant's exclusive remedy with respect to the failure to deliver possession.

          25. No Waiver: The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or payment by Tenant of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by the party against whom such waiver is sought to be enforced. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Demised Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Demised Premises.

          26. Waiver of Trial by Jury: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except for mandatory counterclaims which would otherwise be waived.

          27. Inability to Perform: Except as otherwise expressly set forth in the Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no manner be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

               Notwithstanding anything contained in this Lease to the contrary, if due to any work or installation performed by Landlord under the Lease or failure by Landlord to perform its obligations under the Lease, (i) Tenant shall be unable for at least seven (7) consecutive business days to operate its business in the Demised Premises in substantially the same manner as such business was operated prior to the performance of such work or installation or such failure, and (ii) such interruption shall occur during business hours, the Fixed Rent and the Additional Rent shall be reduced on a per diem basis in the proportion in which the area of the part of the Demised Premises which is unusable bears to the total area of the Demised Premises for each day subsequent to the aforesaid seven (7) consecutive business day period that such portion of the Demised Premises remains unusable.

          28. Notices: Except as otherwise expressly provided in this Lease or by any Legal Requirement, every notice, demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested and shall be addressed:

          A. If to Landlord, to Landlord's address set forth on the cover page hereof with a copy to Landlord's managing agent and attorney, respectively;

               Newmark & Company Real Estate Co., Inc.
               125 Park Avenue
               New York, New York 10017


and to:        Robert J. Oppenheimer, P.C.
               c/o Olshan Grundman Frome & Rosenzweig LLP
               505 Park Avenue
               New York, New York 10022

          B. If to Tenant, to Tenant's address set forth on the cover page hereto.

               with a copy to Tenant and Tenant's attorney, respectively:

               Digital Broadcast Network Corporation
               977 Charter Commons
               Chesterfield, Missouri 63017
               Attention: Lawrence Beilenson, General Counsel

               Garden Altman Butowsky Weltzen Shalov & Wein
               114 West 47/th/ Street
               New York, New York 10036
               Attention: Mitchell S. Berkey, Esq.

               Notices shall be deemed delivered five (5) business days after being deposited in the United States Mail. A notice given by counsel for either party shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Paragraph. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph. Notwithstanding the foregoing, either party hereto may give the other party telefax notice of the need of emergency repairs. If there occurs any interruption of certified and registered mail service, lasting more than five (5) consecutive business days, notices may be given by telefax or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a member of a party which is a partnership or joint venture, or a principal of any other entity.

          29. Services Provided By Landlord: As long as this lease is in full force and effect, Landlord shall provide the following services:

     A.   Elevator Service.
          -----------------

          (i)  Passenger Elevator Service. Landlord shall provide necessary
               --------------------------
passenger elevator facilities twenty-four (24) hours a day, three hundred, sixty five (365) days a year.

          (ii) Freight Elevator Service. Landlord shall provide freight
               ------------------------
elevator service to the Demised Premises on a first-come, first-served basis (i.e., no advance scheduling) on business days from 8:00 a.m. to 4:30 p.m. Freight elevator service shall, provided same is available, be provided on a reserved basis at all other times, upon the payment of Landlord's then established charges therefor which shall constitute additional rent hereunder. Notwithstanding anything contained hereinabove to the contrary, Tenant shall have the right to use the freight elevator free of charge during Tenant's initial construction and/or initial move-in, subject to scheduling and the then Building Rules and Regulations then in effect.


     B.   Cleaning Services
          -----------------

          (i) Provided Tenant shall keep the Demised Premises in good order, Landlord, at Landlord's expense, shall cause the executive and administrative portions of the Demised premises only and the common areas of the fifth (5/th/) floor of the Building to be cleaned. Tenant shall pay to Landlord within twenty
(20) days after receipt of a bill therefor, Landlord's charges for cleaning work in the executive and administrative portions of the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the executive and administrative portions of the Demised Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior partitioning glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request. Landlord and/or its cleaning contractor and their employees shall have after hours access to the executive and administrative portions of the Demised Premises and the use of Tenant's light, power and water in the executive and administrative portions of the Demised Premises as may be reasonably required for the purpose of cleaning the executive and administrative portions of the Demised Premises. Landlord and/or its cleaning contractor and its employees shall comply with Tenant's security requirements with respect to the Demised Premises of which Tenant shall notify Landlord from time to time.

          (ii) Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

          (iii) Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor for any waxing, polishing, cleaning and maintenance work in the Demised Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular employees. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of such services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors, and Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services.

     C.   Water. Landlord shall provide water for ordinary lavatory and
          -----
drinking purposes only, but if Tenant uses or consumes water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent within twenty (20) days after receipt of a bill therefor.

     D.   Heat. See Article 54.
          ----

     E.   Subject to the abatement provisions contained in the last paragraph of
Article 27 hereof, Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of fixed rent and/or additional rent, to temporarily stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any manner affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

          30. Captions: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

          31. Definitions: The term "Landlord" as used in this lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the effective date of such sale, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, of the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding the provisions of this Article

31 or of Article 34, no sale, assignment or transfer by Landlord of Tenant's security deposit (in connection with the sale, transfer or assignment by Landlord of its rights and obligations under this Lease and/or in the Building) shall operate to release Landlord from its responsibility and liability to Tenant for said security deposit, unless and until the party to whom such security deposit has been assigned or transferred has acknowledged to Tenant its receipt of such security deposit, and has assumed all of the obligations of Landlord with respect thereto. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by term State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

          32. Estoppel Certificate: Tenant and Landlord shall execute, acknowledge and deliver to each other, within ten (10) business days after Landlord's or Tenant's request, a certificate stating: (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this lease; (c) the dates through which fixed rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this lease is subordinate to any existing or future mortgage placed by Landlord on the Building; and (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this lease to be paid, complied with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. In the event that Tenant fails to deliver the certificate required under this Article 32, same shall be deemed a default hereunder. Tenant's only liability under this Article 32 is to be estopped from any claim contrary to the certificate executed therein.

          33. Rules and Regulations: Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Exhibit C and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt, provided, however, that Landlord shall give Tenant at least ten business (10) days prior written notice of any such other or further Rules or Regulations. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within fifteen (15) days after the giving of notice thereof. Landlord shall apply all Rules and Regulations without discrimination against or among any tenants of the Building. Moreover, the terms, covenants, conditions and provisions of this Lease shall govern in the event of any conflict or inconsistency between this Lease and any Rules and Regulations.

          34. Security. Tenant shall, upon execution of this lease, deposit with Landlord the sum of FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vandee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          In lieu of the cash security provided for in Article 34 hereof, Tenant may deliver to Landlord, as security pursuant to said Article 34, an irrevocable, clean, "Evergreen" commercial letter of credit in the amount of $500,000.00 (the "Letter"), issued by a bank which is authorized by the State of New York or has a branch office or corresponding bank which enables Landlord to draw upon the Letter in the State of New York and which shall permit Landlord
(a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease beyond any applicable notice and cure periods or (b) to draw the full amount thereof to be held as cash security pursuant to Article 34 hereof if for any reason the Letter is not renewed within forty-five (45) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring forty-five (45) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than forty-five (45) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to said Article 34). Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of $500,000.00 shall be in effect for the remainder of the term of this Lease.

          After the third (3/rd/) year of the term of the Lease, Landlord and Tenant will seek to mutually agree to a reduction in the Security if Tenant effectuates a public offering of its stock and materially increases its net worth and meets other reasonable qualifications as Landlord may reasonably request.

          35. Adjacent Excavation - Shoring: If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, provided, that such person compiles with all applicable requirements of law, a license to enter upon the demises Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

          36. Successors and Assigns: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

               SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.



                                         [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                                        LANDLORD:
                                        67 BROAD STREET LLC
                                        -------------------


                                        By: /s/ [ILLEGIBLE]^^
                                           ---------------------------
                                           Name:
                                           Title: A Member



                                        TENANT:
                                        DIGITAL BROADCAST NETWORK CORPORATION
                                        -------------------------------------


                                        By: /s/ [ILLEGIBLE]^^
                                           ---------------------------
                                           Name:
                                           Title: Executive Vice President

                               RIDER ANNEXED TO

            LEASE FOR 67 A/K/A 75 BROAD STREET, NEW YORK, NEW YORK


                  TENANT:  DIGITAL BROADCAST NETWORK CORPORATION
                           -------------------------------------

                  SPACE:   ENTIRE 6/TH/ FLOOR PORTION OF 5/TH/ FLOOR
                           -----------------------------------------

--------------------------------------------------------------------------------

37.  RIDER PROVISIONS PREVAIL:
     -------------------------

     If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, the Rider shall govern and control.

38.  ADDITIONAL DEFINITION
     ---------------------

     For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

     1. The term "fixed rent' or "Fixed Rent" shall mean rent at the annual rental rate or rates provided for in Schedule B annexed hereto and made a part hereof,

     2. The term "additional rent" shall mean all sums of money, other than fixed rent and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

     3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

     4. The terms "Commencement Date" shall mean the date of substantial completion of Landlord's Work and the "Expiration Date" shall mean the Jest last of 187th calendar month following the Commencement Date.

     5. The term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter.

     6. The term "Superior Lessee" or "Superior Mortgagee" shall mean any party then holding a ground lease or mortgage encumbering the land and/or Building.

     7.   The term "Rent Commencement Date" shall mean the date which is seven
(7) months following the Commencement Date, but Tenant shall receive an additional fixed rent credit pursuant to Article 41.

     8. The term "Substantial Completion" or "Substantially Complete" shall mean the date when Landlord's Work then remaining to be done, if any, consists of minor "punch list items" and shall have reached that stage of completion such that Tenant could either use or occupy the Demised Premises or Tenant could then proceed to complete Tenant's Work without interference in mere than a deminimus manner by reason of those items still required to complete Landlord's Work as reasonably determined by Tenant's architect. Further, the taking of possession of the Demised Premises or any portion or portions thereof by Tenant following Tenant's receipt of notice from Landlord of substantial completion of Landlord's Work in respect thereof, or otherwise, shall be conclusive evidence that substantial completion was, in fact, achieved, but Tenant shall have thirty (30) days after Tenant's receipt of Landlord's notice of substantial completion to give Landlord notice of any "punch list" items remaining to be completed, in which event such "punch list items" shall be completed within forty-five (45) days of Tenants notice of the existence of such items.

39.  ESCALATION FOR INCREASE IN REAL ESTATE TAXES:
     --------------------------------------------

     A.   As used herein:

          1. "Taxes" shall mean real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this lease, on the Building and/or the land (the "Land"), (i) any taxes which shall be levied in lieu of any such taxes or which shall be levied on the gross rentals of the Building and/or the Land, (ii) any special assessments against the Building and/or the Land which shall be required to be paid during the fiscal year in respect to which taxes are being determined, and (iii) the reasonable expense of contesting the amount or validity of any such taxes, charges or assessments, such reasonable expense to be applicable to the period of the item contested; but "Taxes" shall not include (a) any interest or penalties incurred by Landlord solely as a result of Landlord's late payment of Taxes, (b) any assessments, bonds or other fees in connection with the remodeling or renovation of the Building, or (c) any franchise, estate, succession, unincorporated business, income or inheritance taxes.

          2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve(12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          3. "Base Tax" shall mean the Taxes for the 1999 calendar year i.e., the sum of Taxes payable for the second half 1998/1999 fiscal tax year and first half 1999/2000 fiscal tax year (the "Base Tax Year"),

          4. "Tenant's proportionate Share' shall mean 7.10%. If at any time additional floors and rentable area shall be added to the Building, Tenant's Proportionate Share shall be ratably reduced upon such addition.

          5. "Landlord's Statement" shall mean any instrument containing a computation of additional rent due pursuant to the provisions of this Article 39 furnished by Landlord to Tenant.

     B. If the Taxes far any Tax Year shall be greater than the Base Tax, then Tenant shall pay as additional rent for such Tax Year, a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). If the Rent Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30 respectively, any additional rent due under this Article 39 for the Tax Year in which the Rent Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Rent Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

     C. Only Landlord shall be eligible to Institute proceedings to contest the Taxes or reduce the assessed valuation of the Land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year and may settle any such contest on such terms as Landlord in its reasonable judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above, Landlord shall pay to Tenant, Tenant's Proportionate Share of such refund amount within ten (10) business days after Landlord's receipt thereof, Tenant's Proportionate Share of such refund (including experts' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

     D. Landlord shall furnish to Tenant, prior to the commencement of any Tax Year, a Landlord's Statement setting forth Landlord's estimate of Tenant's Tax Payment, which shall include a reasonably detailed calculation of Tenant's Tax Payment together with a copy of the real estate tax bill for the Building in respect of such Tax Year ("Tenant's Estimated Tax Payment"). Tenant shall pay to Landlord on the first day of each month during such Tax Year an amount equal to one-twelfth (1/12th) of Tenant's Estimated Tax Payment for such Tax Year. If, however, Landlord shall furnish any such statement for a Tax year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph in respect of the last month of the immediately preceding Tax year; (ii) promptly after such statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made for such Tax Year in accordance with such statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within fifteen (15) days after demand therefor, or
(b) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof within fifteen (15) days after Tenant's receipt of such notice, or permit Tenant to credit the amount thereof against subsequent payments under this Article; and (iii) on the first day of the month following the month in which such statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on such statement.

     E. Tenant shall have the right to request that Landlord deliver a copy of the real estate tax bill for the Building in respect of any Tax Year.

     F. Landlord's failure during the lease term to prepare and deliver any Landlord's Statement, or Landlord's failure to make a demand under this Article or under any other provision of this Lease shall not in any way waive Landlord's right to collect any such amounts due hereunder (provided such Landlord's Statement shall be delivered within twelve (12) months after the expiration of the Tax Year to which it is applicable). Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this Lease.

     G. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of the lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental to Tenant's obligation to pay fixed rent.

40.  INTENTIONALLY OMITTED.

41   FREE RENT:
     ----------

     Provided Tenant is not in default under the terms, covenants and conditions of this lease beyond applicable grace, notice and cure periods, Tenant shall have the right to use and occupy the Demised Premises free of fixed rent for the first seven (7) months following the Commencement Date, and Tenant shall receive a monthly fixed rent credit of TWENTY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY EIGHT AND 78/100 ($27,778.78) DOLLARS per month during months 13 through 48 of the Term of this Lease; except that Tenant shall pay to Landlord all sums due under
Article 46 hereof representing reimbursement to Landlord for the furnishing to Tenant of electric current during said periods. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the Demised Premises pursuant to all of the other terms, covenants and conditions of this lease.

42.  AMENDING ARTICLE 11:
     --------------------

     Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

     A. If Tenant shall desire to assign this Lease or to sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the proposed assignment agreement or sublease or a true and correct photocopy of the offer from the proposed assignee or subtenant signed by such proposed assignee or subtenant; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant.

          Landlord shall then have the option to be exercised by written notice given to Tenant within fifteen (15) days after receipt of Tenant's request for consent to require a surrender of the Demised Premises if Tenant has requested consent to an assignment of this lease or a subletting of all or substantially all of the Demised Premises, or to require a surrender of a portion of the Demised Premises which Tenant proposes to sublet, upon the terms and conditions hereinafter provided.

     B. If Landlord shall exercise its option to require a surrender of the Demised Premises or portion thereof as provided above, then upon the proposed commencement date of the subletting specified in Tenant's notice to Landlord, the Demised Premises or portion intended to be sublet, as the case may be, shall be surrendered to Landlord in accordance with the provisions of the Lease pertinent to surrender, and this Lease shall cease and terminate insofar as the Demised Premises or portion thereof, as the case may be, with the same force and effect as though such proposed commencement date were the Expiration Date. If only a portion of the Demised Promises is involved, the terms and conditions of the Lease shall remain in full force and effect, except that the Fixed Rent and additional rent shall be proportionately reduced based upon the number of square feet of the portion of the Demised Premise surrendered. In addition, in the event that less than all of the Demised Premises is surrendered:

          1. Landlord shall cause to be constructed, at Landlord's sole cost and expense, such alterations and connections as may be required in order to physically separate such surrendered the portion of the Demised Premises from the balance of the Demised Premises; and

          2. After the proposed commencement date specified above, Landlord shall, subject to Article 13 herein, have free access to enter to the Demised Premises in order to complete the construction referred to in Subparagraph B1 above.

     C. If Landlord does not exercise its option specified above, then Landlord's consent to a subletting of all or a portion of the Demised Premises or an assignment of Tenant's interest in this lease shall not be unreasonably withheld or delayed on further condition that:

     1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, medical office or executive recruitment office;

     2. The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building;

     3. No space shall be advertised or openly promoted to the general public utilizing the name of the Landlord or any principal or partner thereof, or stating or otherwise characterizing a rental rate;

     4. The proposed sublessee or assignee shall not be an occupant of any space in the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

     5. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent, provided such costs do not exceed $2,000.00 per each consent;

     6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the subleased Demised Premises shall not be further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance;

     7. Tenant, at Tenant's expense, shall provide and permit reasonably appropriate means of ingress to and egress from the space sublet by Tenant; and

     8. Tenant is not then in default under the terms, covenants and conditions of this lease on Tenant's part to be observed and performed beyond applicable notice and cure periods.

     D. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee wherein such assignee shall assume the due performance of this Lease on Tenant's part to be performed for the balance of the term of this Lease notwithstanding any other or further assignment.

     E. Any transfer by operation of law or otherwise, of Tenant's interest in this Lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease for purposes of this Article except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include any initial public offering of Tenant's stock or the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

          Notwithstanding the provisions of this Article 42, the following transfers shall not constitute an assignment for purposes hereof and shall be permitted without Landlord's consent, even where effective control of Tenant may shift as a result thereof: (i) the public offering or trading of Tenant's or Tenant's parent's stock on a nationally recognized exchange or on the NASDAQ over-the-counter or "small cap issues" markets, (ii) gifts, bequeaths, inheritance or other devices between and among Tenant's shareholders (or partners, as the case may be) and their families, or (iii) private placements pursuant to which the proceeds are invested directly in Tenant or a related entity of Tenant.

     F. Landlord acknowledges and agrees that Tenant may enter into agreements with Tenant's customers and users of voice, video, data, computer, telco, and other communication equipment and systems ("Collocation Agreements") that provide for the physical location of such equipment within the Demised Premises. Such Collocation Agreements shall not be deemed a subletting or assignment under this lease and Landlord shall not be entitled to any fee or additional rental therefore. Landlord further acknowledges that Tenant shall be allowed to interconnect such equipment to Tenant's equipment within the Demised Premises and shall also be allowed to interconnect such equipment with telco services provided by other third party local telephone providers at no additional charge or cost.

     G. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

     H. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting (other than in respect of an assignment or subletting permitted under paragraph I below), then (i) in the case of an assignment, if Tenant shall receive any consideration from its assignee in connection with the assignment of this Lease, Tenant shall pay over to Landlord, as additional rent, a sum equal to fifty (50%) percent of any such consideration (including sums designated by the assignee as paid for the purchase of Tenant's property in the Demised Premises, less the then net unamortized or undepreciated cost of Tenant's property as determined on the basis of the amortization schedule therefore utilized by Tenant in Tenant's federal income tax returns, as shall exceed the brokerage commissions, alterations expenses and attorneys' fees and disbursements (including, without limitation, actual up-front, out-of-pocket payments for improvement allowances or other concessions paid at or prior to the effective date of such assignment) reasonably incurred by Tenant for such assignment or (ii) if Tenant shall sublet the Demised Premises or any portion thereof to anyone for rents, additional charges or other consideration which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as additional rent, a sum equal to fifty (50%) percent of any such excess less brokerage commissions, and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting (including, without limitation, actual up-front, out-of-pocket payments for improvement allowances or other concessions paid at or prior to the effective date of such sublease) and all sums payable to Landlord pursuant to subdivision (ii) of this Paragraph H shall be paid on the effective date of such assignment or on such later date when, and to the extent, any such payments are made to Tenant by the subtenant or assignee.

     I. Tenant may, without Landlord's prior written consent, but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created or sublet the whole or any portion of the Demised premises to a related entity of Tenant (as hereinafter defined) or an entity (1) to which substantially all of Tenant's assets are transferred or
(2) to which all of the capital stock of Tenant is transferred or into with or with which Tenant is otherwise merged or consolidated; provided, however, that
(i) Tenant shall not be in default in any of the terms of this Lease beyond applicable notice and cure periods, (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose an unreasonable extra burden upon the building equipment or building services and (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State. A "related entity", as used in this Section shall mean with respect to an entity to which reference is made, an entity which controls, is controlled by or is under common control with such entity. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities or the ability to control the business decision of such corporation or entity. Any such subletting shall not be deemed to vest in any such related entity any right or interest in this Lease or the Demised Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

     J. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Tenant under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Landlord has not specifically consented in writing or by any previous prepayment of more than one month's rent.


43.  ADDENDUM TO ARTICLE 3:
     ----------------------

     In connection with Landlord's mechanical and structural engineers' review, modification, approval, supervisor and/or coordination of plans and specifications for any structural or mechanical work to be performed by Tenant, Tenant shall pay for such mechanical and structural review work, not to exceed $5,000.00 in the aggregate.

     In performing any alterations or installations within the Demised Premises Tenant shall be responsible for the cost of compliance with all applicable governmental rules and regulations including without limitation The Americans With Disabilities Act of 1990 (the "ADA"), Public Law 101-336 42 U.S.C. Secs. 12101 et seq., (other than the fifth (5th) floor bathroom which shall be made ADA compliant by Landlord), together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder, it being understood and agreed that Landlord shall, at its sole cost and expense, be responsible for compliance with all applicable governmental rules and regulations (including, without limitation, the ADA) with respect to the public portions of the Building.

     Landlord shall comply, at Landlord's sole cost and expense, with all present and future laws, orders, requirements and regulations of all state, federal, municipal and local governments,' departments, commissions and boards with respect to the Demised Premises other than those obligations which are the responsibility of Tenant in accordance with this Lease or the non-compliance with which is caused by the negligence or manner of use of the Demised Premises (including alterations) by Tenant, its agents, employees and contractors. Landlord represents, warrants and covenants to Tenant that on the Commencement Date the Demised Premises shall be in full compliance with all applicable federal, state and local laws, rules, orders, regulations and requirement, including, without limitation, the Americans with Disabilities Act and all environmental, pollution, health, safety, fire and building code laws. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to comply with any law or to cure any illegal condition (including, but not limited to, any condition constituting a violation of any Building code) if the illegality or necessity to comply existed or arose before Tenant took possession of the Demised Premises or at any time by reason of any act or omission of Landlord, its employees, agents, contractors, licensees or Invitees, or any tenant of the Building.

44.  LIMITATION OF LIABILITY:
     ------------------------

     Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to Landlord's interest in the Building. In no event shall Tenant make any claim based upon a judgement obtained against the entity comprising Landlord or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

45.  INDEMNIFICATION AND INSURANCE:
     ------------------------------

     A. Tenant shall indemnify and save harmless Landlord and its agents against and from any and all claims arising from any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term hereof or arising from any negligent or wrongful acts or omission of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors unless due to the negligence or willful misconduct of Landlord or Landlord's agents, employees, licensees, invitees, contractors or subcontractors.

     B. Landlord shall indemnify and save harmless Tenant and its agents against and from any and all claims arising from any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term hereof or arising from any negligent or wrongful acts or omission of Landlord or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors unless due to the negligence or willful misconduct of Tenant or Tenant's agents, employees, licensees, Invitees, contractors or subcontractors.

     C. Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

               (i) For the benefit of Landlord, Tenant, and all Superior Mortgagees and Superior Lessees, a comprehensive policy of liability insurance protecting and indemnifying Landlord, Tenant all Superior Mortgagees and Superior Lessees against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than Two Million ($2,000,000.00) Dollars combined single limit for personal injury, death and property damage. The paid liability insurance shall include a broad form contractual liability endorsement protecting Tenant against loss arising out of liabilities assumed by Tenant by indemnify or otherwise.

               (ii) Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's work, located in the Demised Premises.

                       On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

     D. All policies of insurance procured by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policy holder's ratings of not less than A- and in a Financial Size Category of not less than VII, as rated in the most current available "Best's" insurance reports, and licensed to do business in the State of New York and authorized to issue such policy or policies;

     E. All insurance procured by Tenant shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture), Landlord's managing agent, Tenant, and, unless Landlord otherwise requests, any Superior Lessee and the Superior Mortgagee, as their respective interests may appear, and shall contain an endorsement that each of Landlord, the Superior Lessee and Superior Mortgagee, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence of Tenant, its servants, agents, employees, and contractors. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted with Landlord, and shall be payable to Landlord and/or the Superior Mortgagee and/or Superior Lessee as directed by the Landlord, to be held and disbursed by Landlord and/or the Superior Mortgagee under a standard mortgage clause;

     F. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) that such policies may not be materially changed, amended, reduced, canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or the Superior Lessor or the Superior Mortgagee except after thirty (30) days' prior notice from the insurance company to each, sent by registered mail; and (ii) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord or any other party named therein shall have no obligation for the payment thereof notwithstanding that Landlord or certain other parties may be named as an insured.

46.  ELECTRIC CURRENT:
     -----------------

     A.   Definitions
          -----------

          For purposes of this Article 46, the following term shall have the following meanings:

          The term "Landlord's Cost", shall mean, the then going cost per kilowatt hour and kilowatt to Landlord of purchasing electricity, from the Electricity Providers (herein defined) as adjusted from time to time for fuel adjustment charges, rate adjustment charges, sales tax, and/or any other factors.

          The term "Electricity Provider" shall mean any utility and any other energy services company or companies, whether or not affiliated with Landlord, that is supplying electric energy and capacity including but not limited to generation, transmission, distribution and other ancillary services, to the building and the Demised Premises, or directly to Tenant, regardless of whether such Electricity Provider generates its own electricity at or near the building or delivers such electricity over transmission and distribution equipment owned by the Electricity Provider, the local utility or any other Electricity Provider. Landlord may purchase such services from more than one Electricity Provider.

B.   Method of Furnishing Electric Current to the Demised Premises
     -------------------------------------------------------------

          Tenant agrees that Landlord, that subject to Paragraph 5 hereof, shall furnish electricity to Tenant on a "submetering" basis.

     1. Submetering: Landlord shall, at Tenant's sole cost and expense pursuant to Article 52, install and maintain a meter or meters (collectively, the "Submeter") at a location designated by Landlord to measure Tenant's consumption of electricity in the Demised Premises only. If and so long as electric current is supplied by Landlord to the Demised Premises or other Tenant controlled areas to service Tenant's equipment and the air conditioning units and other appurtenant equipment contained therein or elsewhere in the Building, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts applying to Tenant's measured electrical demand and consumption (as determined by such Submeter) Landlord's Cost, plus a fee (the "Overhead Charge") equal to nine (9%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The amounts computed from the Submeter together with the Overhead Charge are herein collectively called the "Electricity Additional Rent". Landlord may from time to time, increase the Electricity Additional Rent based upon any increase in Landlord's Cost. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the Demised Premises), the electric service rendered through each meter may be computed and billed separately as above set forth. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may elect. In the event that such Bills are not paid within thirty (30) days after the same are rendered, Landlord may, after an additional thirty (30) days written notice and Tenant's failure to cure such default within such aggregate sixty (60) day period, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Electrical Providers incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's Percentage of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as additional rent.

     2. Subject to Article 46, Subparagraph B1, Tenant agrees not to connect any additional electrical equipment of any type to the building electric distribution system, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Except as hereinafter provided, any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

     3. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises, which is presently 208 three phase service (upgradable to a 480 three phase service by the installation of a 480 volt transformer, at Tenant's expense which shall be based on Landlord's actual cost for said installation of transformer without additional mark-up) with 20 watts per usable square foot available to the Demised Premises. At Tenant's expense, Landlord shall provide, at a rental rate of $15.00 per rentable square foot, space in the basement or sub-basement of the Building, for installation of Tenant's transformers. Subject to availability, Landlord and Tenant will determine the location of the 480 volt transformer and any other equipment used in connection therewith. At Tenant's expense, Landlord shall provide additional amperage, up to a maximum full service of 4,000 amps, at an additional charge of $350.00 per additional amp for a total additional amperage cost of $ ___________(the "Additional Amperage Cost"). Within ten (10) business days from Lease execution, Landlord shall notify Tenant as to the location of the 4,000 amp service and that same shall be "live" (i.e., ready for Tenant's connections). The location of the 4,000 amp service shall be designated as "stab 6", which shall be exclusively designated for Tenant. Tenant shall pay Landlord the first $250,000.00 of the Additional Amperage Cost in cash and any remaining balance thereof shall be paid by way of a reduction in Tenant's Free Rent (as provided in Article 41) ratably spread during months 13 through 48 of the Term of this Lease.

     4. Subject to the provisions of paragraph 27 above, Landlord shall not be liable in any way to Tenant (other than for gross negligence or willful misconduct) for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the utility serving the building with electricity or for any other reason.

     5. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days prior written notice to Tenant, provided that (i) Landlord discontinues the furnishing of electric energy to substantially all tenants in the Building and (ii) electric energy can be supplied by the Electricity Provider directly to Tenant, from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric services directly from the Electrical Provider approved by Landlord. In the event Landlord discontinues furnishing electric energy to Tenant and Tenant must upgrade its equipment to obtain electric energy from another source, then Landlord shall pay Tenant's reasonable expenses in connection with such upgrade. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the Electrical Provider approved by Landlord servicing the building, and may at Landlord's cost utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected lead. Landlord shall not be obligated to pay any part of any cost required for Tenant's direct electric service, unless Landlord elects to terminate service of electricity as hereinbefore provided,

     6.   Notwithstanding any provisions of this Article 46, in no event shall
          (a) the fixed rent under this Lease be reduced by virtue of this
          Article 46 and (b) the cost to Tenant for electric energy be less than 109% of Landlord's Cost.

     7. Landlord will not unreasonably withhold or delay its consent to Tenant's request for additional electrical power and Landlord shall make a prompt and appropriate request to the Electricity Provider for such additional electrical power. Such additional electrical power shall be provided, subject to availability, at Tenant's expense at Landlord's then Building standard rates.

47.  BROKER:
     -------

     Landlord and Tenant represent and warrant to the other that neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other then Newmark & Company Real Estate, Inc. and Grubb & Ellis New York, Inc. (the "Broker"). Landlord and Tenant agree to indemnify and hold the other harmless from any claims, suits; damages, costs and expenses suffered by the other by reason of any breach of the foregoing representation. Landlord shall pay any commission due either broker in accordance with Landlord's separate agreement with said brokers. The representation and warranties contained in this Article 47 shall survive the termination of this lease.

48.  BINDING EFFECT:
     --------------

     It is specifically understood and agreed that this Lease may be offered to Tenant for signature by the leasing or managing agent and is subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been approved and executed by Landlord and delivered to Tenant.

49.  MISCELLANEOUS:
     --------------

     A. Subject to Article 13 herein, without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, Building, sanitation or other department of the city, state or federal governments.

     B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

     C. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

     D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

     E. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

     F. If payment of any Fixed Rent or Additional Rent shall not have been paid by the tenth (10th) day after the date on which such amount was due and payable, then, in addition to and without waiving or releasing any other remedies of Landlord, a late charge of four cents ($.04) for each dollar overdue shall be payable on demand by Tenant to Landlord as damages for Tenant's failure to make prompt payment, in default of payment of any late charges, Landlord shall have (in addition to all other remedies) the same rights as provided in this Lease for nonpayment of Fixed Rent. Nothing in this Section contained and no acceptance of late charges by Landlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent.

     G. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations pursuant to Article 22 hereof shall be performed on or prior to the next succeeding business day, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to 200% times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of this Lease.

     H. This Lease shall be governed in all respects by the laws of the State of New York. Tenant and Landlord hereby specifically consent to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises.

     I. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building in violation of applicable law; provided, that nothing herein shall prevent Tenant's use of such reasonable amounts of Hazardous Materials (including, without limitation, diesel fuel used in any fuel system in the Building) customarily used in the ordinary course of operation of Tenant's business in the Demised Premises in accordance with this Lease, provided such use is for such ordinary course of such operation and is in accordance with all laws and insurance requirements applicable to the Building and/or the Demised Premises or any part thereof, to Tenant's use thereof or to Tenant's observance of any provision of this lease. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental laws, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, upon thirty (30) days notice and Tenant's failure to cure same within such thirty (30) day period, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent.

     Landlord represents and warrants to Tenant that (i) the Demised Premises contain no Hazardous Materials, and (ii) Landlord has not received any notice of any claims, suit or other action or investigation with respect to the violation of any laws, due to the presence of Hazardous Materials in or about the Demised Premises, the Building, or otherwise, and Landlord knows of no facts or circumstances that may give rise to any future violation.

     J. The Individual signatories to this lease each represent that they are duly authorized to execute this document. Upon Landlord's request, Tenant will execute and deliver to Landlord a Secretary's Certificate setting forth the authority of the officer executing the lease by and on Tenant's behalf.

     K. Any representations made by any other party other than Landlord itself shall not be binding upon Landlord.

     L. To the extent that Tenant required use of any riser space i.e. the running of vertical or horizontal piping, conduit, wire or fiber optics (whether or not encased in conduit) outside of the Demised Premises (i.e. no charge shall apply for risers within the Demised Premises) the following charges (subject to adjustment) shall apply.

          1.   $2.00 per linear foot per annum for 2" Conduits.
          2.   $4.00 per linear foot per annum for 4" Conduits.
          3.   $6.00 per linear foot per annum for 6" conduits.

          The aforesaid charges shall increase 3% per annum.

     M. Landlord, at its expense, and on Tenant's request, shall maintain no more than twenty (20) listings on the building directory of the name of Tenant and the names of its partners and associates.

     N. Other than and except for the Electricity Provider, Tenant may obtain services directly from telecommunications and fiber service providers, subject to Landlord's prior approval (which approval shall not be unreasonably withheld or delayed) of entry points and Building standard conduit rates.

50.  DOWNTOWN TAX APPLICATION:
     -------------------------

     Landlord and Tenant hereby acknowledge and agree that Tenant, at Tenant's sole cost and expense, may make application (the "Application") after the Commencement Date of this Lease to the appropriate governmental authority in order to receive certain tax abatements (the "Tax Abatement") for the Building pursuant to "The Lower Manhattan Commercial Revitalization Program") (the "Program") created by Title 4 of Article 4 of the real Property Tax Law,
(S)(S)499.a et. seq. (the "Law"); provided, however, Tenant shall not make the
            --  ---
Application (nor continue with its being processed) unless all of the following are and remain true and correct, (and all of which are in any event hereby agreed to and acknowledged by Tenant), (whereby, if all of the following are and remain true and correct, Landlord shall cooperate with Tenant in Tenant's attempt to obtain the Tax Abatement for the Building by joining in the Application): (i) Tenant shall file the Application, and all related documentation in accordance with all time frames and schedules as may be required by the law (and all related rules and regulations) and the Program;
(ii) Tenant meets all eligibility requirements for the Program with respect to the Premises (and, in this regard, upon request, Tenant shall deliver to Landlord upon demand all information and documentation reasonably requested by Landlord with respect to the Program, and Tenant's eligibility thereunder, with respect to the Premises); (iii) Landlord shall incur no cost or expense in connection with the Application or the Tax Abatement (as well as in connection with its being obtained); (iv) Tenant shall reimburse Landlord for all of Landlord's actual reasonable costs and expenses incurred in connection with the Application (and related documentation) and the Tax Abatement and its being obtained) (including, without limitation, all of Landlord's reasonable attorneys' and consultants' costs, expenses and fees in connection with the review of any documentation concerning the Application (and related documentation) and the Tax Abatement, the amount of all administrative charges or fees which may be imposed by the Department of Finance of the City of New York in connection with the Application (and all related documentation), and in connection with ongoing compliance related to the Program, as well as all such costs, expenses and fees which may incurred in attending any and all hearings and/or meetings), which reimbursement shall be payable to Landlord by Tenant on demand, (v) Landlord has not made, nor will Landlord be making, any representations or warranties whatsoever regarding the feasibility of obtaining the Tax Abatement (or any facts or circumstances related thereto), or whether any Tax Abatement which may be received will subsequently be reduced or eliminated, or regarding Tenant's eligibility for receiving the Tax Abatement, or whether this Lease property conforms with requirements imposed by the Program, or whether the appropriate expenditures as may be imposed by the Program will be made at the Premises and the Building (and Landlord is not required to perform any other work other than as may expressly be set forth in this Lease; (vi) all information which may be or is set forth on the Application as well as on all related documentation shall be true and correct in all respects and, in this regard. Tenant and Landlord shall indemnify and hold each other harmless from any and all claims, losses, expenses or liabilities in connection with any inaccuracy; (vii) Landlord shall incur no liability whatsoever in connection with the Application, or any other related documentation, the Program, or the Tax Abatement (or in connection with its being obtained) and, in this regard, Tenant and Landlord shall indemnify and hold each other harmless from any and all claims, losses, expenses or liabilities in connection therewith.

     Notwithstanding the above, Landlord, upon written request made by Tenant, agrees to join with Tenant in signing the Application (to the extent Landlord is required by the Program to do so), provided, however, Landlord shall not be required to join in if any of the terms or conditions set forth above are untrue in any respect, or if Tenant is in default under this Lease beyond applicable notice and cure periods (and, in this regard, to the extent Landlord does so join in it shall not be deemed to be an acknowledgment by Landlord that any of the applicable provisions or requirements set forth above are necessarily true, nor shall the joining in ever be deemed to be a waiver of any such provisions or requirements).

     Provided all of the terms and conditions set forth above in this Article are fully complied with by Tenant and Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods (including, without limitation, as provided in this Paragraph above), the, in such event, Landlord shall provide Tenant with a credit (the "Tax Credit") against the Tax Amount payable by Tenant under this Lease in an amount for any applicable Tax Year occurring during the Term which equals (but does not exceed) the full amount of such particular Tax Year of the Tax Abatement which is exclusively attributable to the Premises pursuant to the Program and which is actually received by Landlord (with such amount being called the "Actual Benefits").

     Tenant shall pay to Landlord within fifteen (15) days after demand therefor, as Additional Rent, the amount of the Actual Benefits that have been credited against the Tax Amount becoming due hereunder if such Tax Abatement related to the Actual Benefit is thereafter revoked solely by reason of Tenant's acts or omissions, and in no event if such revocation is due to the nature of Tenant's business in the Demised Premises or its use and occupancy thereof, and only to the extent Landlord shall have refunded any

Actual Benefit it received (such as, for example, and without otherwise limiting, as a result of the exercise by Tenant of a right to terminate this Lease, or assignment of this Lease, or subleasing of the Premises, or for Tenant's failure to meet and continue to meet any of the eligibility requirements under the Program, or Tenant's breach under this Lease), together with any interest at the highest rate allowed by law commencing upon the date such payment is to be made, along with all penalties which may be imposed against Landlord in connection with such Actual Benefits.

     landlord will pay the Taxes, as defined in this Lease, in a timely manner so as to avoid forfeiture of Tenant's benefits hereunder.

     The provisions of this Article shall survive the expiration or earlier termination of this Lease.

     Pursuant to the provisions of the Law, Landlord and Tenant agree to the following:

               (1)  Borough of Manhattan
                    Black 29
                    Lot 70

               (2)  Floor Number____________.

               (3)  Lease execution dote as of:________________, 1999.

               (4)  Lease commencement date: As provided in Article 52.

               (5) Rent commencement date: Seven (7) months after Commencement Date.

               (6) Lease expiration date: last day of the 187/th/ calendar month following the Commencement Date.

               (7)  Tenant's Proportionate Share: 7.10%.

     Landlord hereby informs the Tenant that:

               (1) An application for abatement of real property taxes will be made for the premises;

               (2) The rent including amounts payable by the Tenant for real property taxes will accurately reflect any abatement of real property taxes;

               (3) Certain stipulated sums must be spent on improvements to the Demised Premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new, renewal or expansion lease.

               (4) All abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one (1) year, unless such delinquent amounts are paid as provided in the relevant law.

     Notwithstanding anything set forth herein to the contrary, nothing set forth in this Article 50 shall impose any obligation on Landlord to make any alterations or improvements to the Demised Premises, common areas, or any other part of the Building.

51.  INTENTIONALLY OMITTED.
     ---------------------

52.  LANDLORD'S WORK:
     ---------------

     Tenant acknowledges and agrees that Landlord shall have no obligation to prepare the Demised Premises for Tenant's occupancy except for those items set forth below ("Landlord's Work"). Landlord shall perform Landlord's Work in compliance with all applicable laws.

     1. Deliver the Demised Premises demolished and in broom clean condition ready for Tenant's construction;
     2.   Provide demising walls for the fifth (5/th/) floor;
     3.   Provide tie-ins to Building Class E System;
     4. Landlord shall deliver the Demised Premises in compliance with New York City ACP-5 Requirements and deliver to Tenant an ACP-5 certificate;
     5.   Remove existing ACM containing floor tiles, if any;
     6.   Patch columns and exterior walls; and
     7. Windows of the Demised Premises shall be operational on the Commencement Date.

               Notwithstanding anything contained hereinabove to the contrary, Landlord's Work shall be substantially completed within forty five (45) days from the date of execution of this Lease by Tenant and payment of the first month's rent and security deposit.

53.  GENERATOR USE:
     --------------

     Tenant shall purchase two (2) generators in the basement of the Building (collectively the "Generators") from Landlord for a cost of $40,000.00, which said amount shall be paid by Tenant upon execution of this Lease. Landlord shall lease to Tenant the space occupied by the Generators (the "Generator Space") at an annual license fee of _____________ Dollars per annum (based on $15.00 per square foot per annum) increasing 3% per annum annually after the first (1/st/) year of the term (coterminous with the term of this Lease), for Tenant's Generators and supplemental electrical gear utilized in connection with the Generators. The Generators will be serviced by the main fuel system which shall be kept full by Landlord, it being agreed that Tenant shall purchase such fuel from Landlord at the then Building standard rates. Landlord shall further lease to Tenant at an annual license fee of ___________ Dollars per annum (based on $30.00 per square foot per annum) escalating at three (3%) percent per annum annually, after the first (1/st/) year of the term of this Lease, certain space as delineated as "C" on the attached 5/th/ (fifth) floor plan (Exhibit A) for Tenant's mechanical equipment. To the extent Tenant requires additional space for its mechanical equipment, such space will be provided in Landlord's discretion, subject to availability, at the then applicable Building standard rates. To the extent that Tenant elects to or must run conduit risers to the Generators, then, the conduit charges shall be consistent with the Building's then published payment schedule (i.e., presently as follows: $2.00 per linear foot per annum for 2" conduits $4.00 per linear foot per annum for 4" conduits and $6.00 per linear foot for 8" conduits).

     1. Landlord shall provide an area around the Generators (to be subject to the payment of the license fee hereinbefore provided) to include code required and maintenance clearances around equipment, controls, electrical boxes, conduit, piping, fuel system components, etc.;

     2. Steel dunnage or reinforcement to be installed by Tenant and may be attached to structural supports spanning from base building structural members as necessary to support the Generators system;

     3. Landlord to allow Tenant to install Generators support steal as required, fasten to structural members of roof and to perform waterproofing. If necessary, Tenant shall not be responsible for leaks in roof due to age of existing roof and/or ability of existing roofing to accept new waterproofing repair;

     4. Landlord will designate shaft ways for Tenant's connection to Generators at Landlord's then Building standard rates;

     5. All maintenance and repairs to the Generators shall be performed by Tenant at Tenant's sole cost and expense and in furtherance thereof, the Generators shall be surrendered at the expiration or sooner termination of this Lease in good working order; and

     6. Tenant, at its sole expense, may move the Generators currently located in the basement of the Building to the 17/th/ floor, or such other area if available at the time of re-location, and add a third generator if Tenant expands its space, at the then Building standard rates. To the extent Tenant adds a third generator and requires additional space for the same, Landlord shall lease to Tenant such additional space at the then applicable Building rates. If Tenant adds an additional generator, the term "Generators" shall include the additional generator.

54.  HEATING, VENTILATION AND AIR CONDITIONING:
     ------------------------------------------

     Subject to Article 3 hereof, Tenant may install its own internal HVAC system in the Demised Premises, and not on any other portion of the Building, it being agreed that Landlord shall have no responsibility to furnish any HVAC to the Demised Premises. Furthermore, Landlord shall have no responsibility regarding repair, maintenance or replacement of Tenant's internal HVAC unit, all such repairs, maintenance and service being Tenant's sole responsibility. At the Tenant's option, Tenant may have system fully enclosed by partition walls. Tenant's HVAC system shall be placed in a space outside the Demised Premises as approved by Landlord. Tenant shall pay Landlord the then Building Standard rental charges for such space. However, Tenant shall be allowed to use the Base Building HVAC system solely for the office portions of the Demised Premises subject to Building Rules and Regulations and standard hours of operation i.e., on normal business hours and normal business days only.

55.  TENANT'S RIGHT OF FIRST REFUSAL:
     --------------------------------

     For purposes hereof, the term "Refusal Space" shall mean any space contiguous to the Demised Premises in the Building and/or the twelfth (12th) floor and/or the thirteenth (13th) floor of the Building, not subject to either any renewal, extension, expansion or additional space option held by any third (3/rd/) party.

     Provided that this Lease continues in full force and effect, without default by Tenant after the expiration of all applicable grace, notice and/or cure periods. Tenant shall have, during the initial term and the Extension Term, an ongoing right of first refusal to lease the Refusal Space, as hereinafter provided.

     If Landlord receives, or is prepared to deliver for a third party Tenant's acceptance, a proposal acceptable to landlord, pursuant to the terms of which Landlord intends to lease the Refusal Space, Landlord shall communicate, in writing, the terms and conditions of such proposal to Tenant ("Landlord's Notice"), which Landlord's Notice shall set Fixed Rent and Additional Rent equal to the greater of (a) rent specified in the third party offer or (b) 95% of Tenant's then fully escalated rent, but in no event greater than the Fixed Rent as fully escalated. Tenant shall (i) have a period of five (5) business days after receipt of Landlord's Notice within which to exercise, by delivery of written notice thereof to Landlord, the Right of First Refusal to lease the Refusal Space on the identical terms and conditions set forth in Landlord's Notice without variance, and (ii) within an additional five (5) business days following Tenant's exercise of the right of first refusal, execute an appropriate amendment to this Lease in form and substance satisfactory to Landlord, Tenant and their respective counsel, reflecting the terms and conditions contained in Landlord's Notice. Tenant's failure to timely exercise the Right of First Refusal, or Tenant's failure to timely execute an appropriate amendment to this Lease, as required by the preceding sentence, shall release Landlord from any restriction on Landlord's entering into a lease on the terms and conditions set forth in the corresponding Landlord's Notice.

56.  OPTION TO RENEW:
     ----------------

     A. Subject to the provisions of sub-paragraph E hereof, Tenant shall have the right to extend the Term of the Lease for one (1) additional term of five
(5) years commencing on the day following the Expiration Date (hereinafter called the "Commencement Date of the First Extension Term" and such additional term is hereinafter called the "First Extension Term") provided that;

          1. Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at least nine (9) months prior to the expiration of the term of this Lease; and

          2. Tenant is not in default (after the expiration of applicable notice and grace periods, if any) under this Lease as of the time of the giving of the Extension Notice and the Commencement Date of the First Extension Term.

     B. The Fixed Rent payable by Tenant to Landlord during the First Extension Term shall be a sum equal to the fair market rent for the Demised Premises as determined as of the date occurring three (3) months prior to the Commencement Date of the First Extension Term (such date is hereinafter called the "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Paragraph C hereof, but such Fixed Rent shall in no event be less than the aggregate Fixed Rent in effect under the Lease for the entire Demised Premises for the last month of the Term hereof (without giving effect to any temporary abatement of Fixed Rent under the provisions of this Lease).

     C.   1.   Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the Demised Premises pursuant to the provisions of Paragraph B hereof, during the fifteen (15) day period following the Determination Date. In the event that Landlord and Tenant can not agree as to the amount of the fair market rent within such fifteen (15) day period following the Determination Date, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter called the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within fifteen (15) days after the designation of such arbitrator, the other party (hereinafter called the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the Initiating Party may apply to the American Arbitration Association or any organization which is a successor thereto (the "AAA") for appointment of the Other Party's arbitrator, which appointment shall be made by the AAA with ten
(10) days after such application. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within fifteen (15) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint, by written instrument delivered to both Landlord and Tenant, a third arbitrator (the "Arbitrator"), which instrument shall be so delivered with such Arbitrator's retention agreement which shall provide, inter alia, that (x) each of Landlord and Tenant agree to
                     ----- ----
pay fifty (50%) percent of all the Arbitrator's fees and expenses (including, without limitation, witness fees and other similar expenses) at its standard rates, and (y) the Arbitrator shall deliver to Landlord and Tenant its written announcement as to its selection of either Tenant's determination of fair market value rent or Landlord's determination of fair market value rent. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, then either Landlord or Tenant may apply for the appointment of the Arbitrator (with a copy of such application delivered to the other party by certified mail) to the AAA. Within five (5) days of receipt of such retention agreement and such instrument, each of Landlord and Tenant shall execute such agreements and return it by overnight mail to the Arbitrator with a check for 50% of the Arbitrator's fees and simultaneously deliver to the other party a copy of such signed agreement and check. If either party shall fail to do so, then in the case of Tenant, Landlord's determination of fair market value rent shall prevail; and in the case of Landlord, Tenant's determination of fair market value rent shall prevail.

          2. Each party shall pay the fees and expenses of their respective original arbitrators appointed by or for such party, and half the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

          3. The Arbitrator shall determine the fair market rent of the Demised Premises and render a written certified report of its determination to both Landlord and Tenant within thirty (30) days of the appointment of the first two arbitrators or fifteen (15) days from the appointment of the third arbitrator if such Arbitrator is appointed pursuant to this Paragraph; and the fair market rent, so determined, shall be applied to determine the Fixed Rent pursuant to Paragraph B hereof.

          4. Each of the arbitrators selected as herein provided shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers), possess a valid and current MAI designation, and have at least ten
(10) years experience in the leasing and renting of office space in first class office buildings in New York City, New York.

          5. If Landlord notifies Tenant that the Fixed Rent for the First Extension Term shall be equal to the aggregate Fixed Rent in effect under this Lease for the last month of the Term (without giving effect to any temporary abatement thereof), then the provisions of Subsections 1, 2, 3 and 4 of this Paragraph C shall be inapplicable and have no force or effect.

          6. In the event Landlord or Tenant initiates the appraisal process and as of the Commencement Date of the First Extension Term the amount of the fair market rent has not been determined, Tenant shall continue to pay the Fixed Rent in effect under this Lease for the last month of the Term and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the First Extension Term.

     D. Except as provided in Paragraphs A and B hereof, Tenant's occupancy of the Demised Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 55.

     E. If Tenant does not send the Extension Notice pursuant to the provisions of Paragraph A hereof, this Article 55 shall have no force or effect and shall be deemed deleted from this Lease.

     F. If this Lease is renewed for the First Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the First Extension Term.

     G. If Tenant exercises its right to extend the term of the Lease for the First Extension Term pursuant to this Article 55, the phrases "the term of this Lease" or "the term hereof" as used in the Lease, shall be construed to include, when practicable, the First Extension Term.

57.  TENANT'S INSTALLATION RIGHTS:
     ----------------------------

     Tenant, at its sole cost and expense, but subject to Articles 3 and 6 hereof, may install an internal interconnecting stairway between the floors of the Demised Premises at a location selected by Tenant's architect, subject to Landlord's approval. Landlord hereby requires Tenant to remove the stairway at the Expiration Date and seal the opening caused by such removal.

58.  YEAR 2000 COMPLIANCE:
     ---------------------

     (a)  Landlord represents and warrants the following to Tenant:

          (i) Landlord has tested the Internal components (as hereinafter defined) of all the Building systems (including, but not limited to, any plumbing, electrical and heating systems), components and services (collectively, the "Tested Systems) to determine which are Y2K-Compliant (as hereinafter defined); and

          (ii) The Internal Components of the Tested Systems have been determined to be Y2K Compliant and any century date change and date handling deficiencies found within such Tested Systems have since been remediated.

     (b)  (i)  A Building system, component or service shall be deemed "Y2K
                                                                        ---
Compliant" if, when used in accordance with its documentation, and provided that
---------
all other Building systems, components and services used with such Building system, component or service shall property exchange accurate date data with it, it:

               (A) Is capable of correctly and accurately processing, providing and/or receiving date data from, into, and between the file 20/th/ and 21/st/ centuries and the years 1999 and 2000 and beyond, including recognizing that the year 2000 is a leap year, and

               (B) Does not operate abnormally or inaccurately or cease to operate as a result of the inability to correctly and accurately process, provide and/or receive date data from, into, and between the 20/th/ and 21/st/ centuries and the years 1999 and 2000 and beyond.

          (ii) The term "Internal Component" shall mean any portion of a
                         ------------------
Building system, component or service that is located within the Building and is exclusively within Landlord's control.





                           [SIGNATURES ON NEXT PAGE]

                                        LANDLORD:
                                        67 BROAD STREET LLC
                                        -------------------


                                        By: /s/ [ILLEGIBLE]^^
                                           ------------------------
                                             Name:
                                             Title: A Member


                                        TENANT:
                                        DIGITAL BROADCAST NETWORK CORPORATION
                                        -------------------------------------


                                        By: /s/ [ILLEGIBLE]^^
                                           ------------------------
                                             Name:
                                             Title: Executive Vice President

                                   EXHIBIT A
                                  FLOOR PLANS

                                75 BROAD STREET
                               FIFTH FLOOR PLAN

                    [DRAWING OF "SECURE AREA" APPEARS HERE]

                                   EXHIBIT B
                              FIXED RENT SCHEDULE



Tenant shall pay Fixed Rent at the following annual rates;

          For the period from the Rent Commencement Date to the end of the first
(1st) Lease Year: ONE MILLION FOUR HUNDRED TWENTY-THREE THOUSAND SIX HUNDRED THIRTY AND 00/100 ($1,423,630.00) DOLLARS

          For the second (2nd) Lease Year: ONE MILLION FOUR HUNDRED SIXTY-THREE THOUSAND ONE HUNDRED THIRTY-EIGHT AND 90/100 ($1,463,138.90) DOLLARS

          For the third (3rd) Lease Year: ONE MILLION FIVE HUNDRED FOUR THOUSAND THIRTEEN AND 00/07 ($1,504,013.07) DOLLARS

          For the fourth (4th) Lease Year: ONE MILLION FIVE HUNDRED FORTY-FIVE THOUSAND EIGHT HUNDRED FIFTY-SEVEN AND 46/100 ($1,545,857,46) DOLLARS

          For the fifth (5th) Lease Year: ONE MILLION FIVE HUNDRED EIGHTY-EIGHT THOUSAND SIX HUNDRED SEVENTY-SEVEN AND 16/100 ($1,588,677,18) DOLLARS

          For the sixth (6th) Lease Year: ONE MILLION SEVEN HUNDRED FIFTY-FIVE THOUSAND EIGHT HUNDRED SEVENTY-SEVEN AND 50/100 ($1,755,877,50) DOLLARS

          For the seventh (7th) Lease Year: ONE MILLION EIGHT HUNDRED FIVE THOUSAND TWO HUNDRED SIXTY-THREE AND 82/100 ($1,805,263.82) DOLLARS

          For the eighth (8th) Lease Year: ONE MILLION EIGHT HUNDRED FIFTY-FOUR THOUSAND EIGHT HUNDRED FORTY-ONE AND 74/100 ($1,854,841.74) DOLLARS

          For the ninth (9th) Lease Year: ONE MILLION NINE HUNDRED SEVEN THOUSAND SEVENTEEN 00/100 ($1,907,017.00) DOLLARS

          For the tenth (10th) Lease Year: ONE MILLION NINE HUNDRED FIFTY-NINE THOUSAND NINE HUNDRED NINETY-FIVE AND 50/100 ($1,950,995,50) DOLLARS

          For the eleventh (11th) Lease Year: TWO MILLION NINETY-SIX THOUSAND SEVEN HUNDRED EIGHTY-THREE AND 36/100 ($2,096,783.36) DOLLARS

          For the twelfth (12th) Lease Year: TWO MILLION ONE HUNDRED FIFTY-FOUR THOUSAND NINE HUNDRED EIGHTY-SIX AND 87/100 ($2,154,986,87) DOLLARS

          For the thirteenth (13th) Lease Year: TWO MILLION TWO HUNDRED FIFTEEN THOUSAND TWELVE AND 47/100 ($2,215,012.47) DOLLARS

          For the fourteenth (14th) Lease Year: TWO MILLION TWO HUNDRED SEVENTY-SIX THOUSAND FOUR HUNDRED SIXTY-SIX AND 85/100 ($2,276,466,85) DOLLARS

          For the balance of the term: TWO MILLION THREE HUNDRED THIRTY-NINE THOUSAND SEVEN HUNDRED FIFTY-SIX AND 86/100 ($2,339,756.85) DOLLARS

               All fixed rent shall be payable in equal monthly Installments as heretofore provided, without offset, deduction or counterclaim, except as expressly set forth herein.

                                   EXHIBIT C
                             RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and effluent manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or ether substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be home by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside waits of the Building without the prior whiten consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance doer of the Demised Premises. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or any other tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. Subject to Article 3 herein no tenant shall mark, paint, drill into, or in any way deface any part of the Building of which they form a part and no boring, cutting or stringing of wires shaft be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used as interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof without the prior consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In the event the existing locks are changed, Tenant shall deliver the keys to the same to Landlord. Each tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons far whom he requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by any tenant which in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requests air conditioning or ventilation after the usual hours, Tenant shall give reasonable prior notice to the Building superintendent.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, allow work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.

15. Any louvers shall be installed as Building standard and only with Landlord's prior approval end otherwise in accordance with the standard quantity and quality adopted by Landlord for the Building.

                                   EXHIBIT D
                           CERTIFICATE OF OCCUPANCY

                               [TEXT ILLEGIBLE]

                               [GRAPHIC OMITTED]

                                   EXHIBIT E
                          EQUIPMENT TENANT MAY REMOVE


1.   UPS

2.   Bypass Switches

3.   Transfer Switches

4.   Generators

5.   FM200

6.   Alarm and Card Key System

7.   Projectors and Plasma Screens (Multimedia Equipment)

8.   Air Conditioning Units and Chillers

9.   NOC Furniture

10.  Office Furniture

11.  Relay Racks and Cable Trays

12.  Communications and Computer Equipment